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                                                                    Exhibit 3.20

                           ARTICLES OF INCORPORATION

                                      OF

                                   PPI, INC.

     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.


                                ARTICLE I. NAME
                                ---------------

     The name of the corporation shall be:

                                   PPI, INC.

The address of the principal office of this corporation shall be 2200 Corporate Boulevard, Northwest, Suite 310, Boca Raton, Florida 33431, and the mailing address of the corporation shall be the same.

                        ARTICLE II. NATURE OF BUSINESS
                        ------------------------------

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the Untied States, the State of Florida or any other state, country, territory or nation.

                          ARTICLE III. CAPITAL STOCK
                          --------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having $.01 par value per share.

                         ARTICLE IV. REGISTERED AGENT
                         ----------------------------

     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc.

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                         ARTICLE V. TERM OF EXISTENCE
                         ----------------------------

     This corporation is to exist perpetually.


                      ARTICLE VI. OFFICERS AND DIRECTORS
                      ----------------------------------

     This corporation shall have one officer and one director, initially. The name and street address of the initial officer and director who shall hold office for the first year of the corporation, or until his successor is elected or appointed is:

Allan B. Solomon                 2200 Corporate Boulevard, Northwest
Pres./Sec./Treas./Dir.           Suite 310
                                 Boca Raton, Florida  33431


                           ARTICLE VII. INCORPORATOR
                           -------------------------

     The name and street address of the incorporator to these Articles of
Incorporation:

                    Corporation Information Services, Inc.
                               1201 Hays Street
                          Tallahassee, Florida 32301

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     IN WITNESS WHEREOF, the undersigned agent of Corporation Information
Services, Inc., has hereunto set their hand and seal of Corporation Information Services, Inc., on November, 14, 1994.


                                       CORPORATION INFORMATION SERVICES, INC.

                                       By: /s/ Gail Shelby
                                           -----------------------------------

                                           Its Agent, Gail Shelby


                   ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                   -----------------------------------------
                         IN ARTICLES OF INCORPORATION
                         ----------------------------

     Corporation Information Services, Inc., a Florida corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.


                                       CORPORATION INFORMATION SERVICES, INC.

                                       By: /s/ Gail Shelby
                                           -----------------------------------

                                           Its Agent, Gail Shelby

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